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GVP FAMILY TRUST

भारत INDIA

भारतीय गैर न्यायिक

AUG-23-2024 15:17:10

₹ 0000500/-

Doct No: 547 | BK-IV | 2024

SCANNED

SUPPLEMENTARY DEED TO THE TRUST DEED

THIS **SUPPLEMENTARY DEED TO THE DEED OF TRUST OF GVP FAMILY TRUST** ('Supplementary Deed') is executed on this 23rd day of August 2024 and is effective immediately on its execution by the Parties ('**Effective Date**').

BY AND AMONGST

1. **MR. GUNUPATI VENKATESWARA PRASAD**, son of Late Sri. Gunupati Harischandra Reddy, Indian national, residing at [redacted]

Hereinafter referred to as the Settlor of the **First Part**;

AND

(1) MR. GUNUPATI VENKATESWARA PRASAD, son of Late Sri. Gunupati Harischandra Reddy, Indian national, residing at [redacted] and

(2) MRS. GUNUPATI ANURADHA, wife of Mr. Gunupati Venkateswara Prasad, Indian national, residing at [redacted], hereinafter collectively be referred to as hereinafter collectively referred to as the "Trustees" (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include the survivors or survivor of them and their, his or her successors or assigns) of the **Second Part**.

Each Settlor and each of the Trustees are hereinafter referred to individually as "**Party**" and collectively as the "**Parties**".

WHEREAS:

A. The Settlor *vide* a trust deed dated 19th July 2023, ('**Trust Deed**') established an irrevocable discretionary private trust called "**GVP FAMILY TRUST**" ('**Trust**') for the benefit of the Beneficiaries as more particularly mentioned in the Trust Deed.

ATTESTED
M. RAMU
M.A. B.L. B.Ed. D.C.A.,
ADVOCATE & NOTARY
Appointed by the Govt. of T. S.
Commission Expires on 25/12/2026
B.H.E.L. Old MIG-1523
Ramachandrapuram, Hyderabad-32.

M. RAMU
Appointed By the Govt. of T.S.
REGISTERED
NOTARIAL
APPOINTED & NOTARY

Settlor	Trustee	Trustee
G.V. Prasad	G.V. Prasad	G. Anuradha

B. The Settlor is a promoter of a listed company and keeping in view, his age and health, has decided to institute a succession plan, out of his natural love and affection for the benefit of his immediate family and proposes to settle certain assets (including shares, movable and/or immovable properties, etc.) into the Trust. The Trustees of the Trust have made an Exemption Application under Regulation 11(1) of the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 2011 (Takeover Regulations, 2011). The same is under review by SEBI.

C. To avoid any future disputes amongst the parties to the Trust, and to comply with the relevant circular of SEBI, the Settlor *vide* an Amendment Deed dated 15th November 2023, ('**First Amendment Deed**'), has amended the Trust Deed.

D. Further, the Settlor has informed the Trust and the Trustee/s that during the process of review, it has been suggested by SEBI that the Trust be registered, to avoid any future disputes amongst the parties to the Trust.

E. Accordingly, the Parties have agreed to register the Trust Deed and to set out the terms of such amendments in this Supplementary Deed.

NOW THEREFORE THIS SUPPLEMENTARY DEED ACCORDINGLY WITNESSETH AND IT IS HEREBY AGREED AND DECLARED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. DEFINITIONS

Unless otherwise defined, capitalised terms in this Supplementary Deed, shall have the meanings given to them in the Trust Deed including any amendments thereto.

2. AMENDMENTS TO THE DEED OF TRUST

The Trust Deed hereby stands amended on the Effective Date, as follows:

1.1 The Settlor and Trustee/s have mutually agreed and consented to, to substitute, replace Clause 1.17 as hereunder:

*1.17 **"SEBI Core Provisions"** shall mean the SEBI Master Circular no. SEBI/HO/CFD/PoD-1/P/CIR/2023/31 dated February 16, 2023, as amended from time to time.*

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Consequently to the above, in the Recitals and in the provisions of the Trust Deed, the Settlor and Trustee/s have mutually agreed and consented to substitute, replace and amend any reference to the SEBI Circular No SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017 to mean the relevant provisions of SEBI Master Circular no.

Settlor G.V. Prasad | Trustee G.V. Prasad | Trustee G. Anuradha

SEBI/HO/CFD/PoD-1/P/CIR/2023/31 dated February 16, 2023, as amended from time to time.

3. CONTINUATION AND INCORPORATION OF TERMS

Save as specified in this Supplementary Deed, all definitions, all terms, conditions, covenants and provisions contained in the Trust Deed including any amendments made thereto (including all rights, benefits and privileges of the Parties thereunder) shall remain unchanged and in full force and effect and binding on the respective Parties thereto.

Save as specified in this Supplementary Deed, all other clauses of the Trust Deed including any amendments made thereto shall be incorporated into this Supplementary Deed as if set out in full herein.

All other provisions of the Trust Deed shall remain the same and this Supplementary Deed shall be read in conjunction with the Trust Deed.

4. GOVERNING LAW

This Supplementary Deed is governed by Indian law.

IN WITNESS WHEREOF the Settlors and the Trustees have hereto set and subscribed their respective hands the day and year first hereinabove written.

SIGNED AND DELIVERED)
By the within named "**SETTLOR**")
MR. GUNUPATI VENKATESWARA PRASAD)

(Signature)

SIGNED AND DELIVERED)
By the "**TRUSTEES**")

(1) **MR. GUNUPATI VENKATESWARA PRASAD**

(Signature)

(2) **MRS. GUNUPATI ANURADHA**

(Signature)

M. RAMU
Appointed By the Govt. of T.S.
REGISTERED
No.2746/11
APPOINTED & NOTARY

GVP FAMILY TRUST

THIS DEED OF TRUST ("Deed of Trust" or "Trust Deed") made on this 19th day of July, 2023.

BETWEEN

(1) **MR. GUNUPATI VENKATESWARA PRASAD,** s/o Late Sri. Gunupati Harischandra Reddy, Indian National, Hindu by religion, residing at [redacted] (Hereinafter referred to as the "**Settlor**") of the One Part.

AND

(1) **MR. GUNUPATI VENKATESWARA PRASAD ("Mr. G. V. Prasad"),** s/o Late Sri. Gunupati Harishchandra Reddy, Indian National, Hindu by religion, residing at [redacted] and

(2) **MRS. G. ANURADHA,** w/o Mr. Gunupati Venkateswara Prasad, Indian National, Hindu by religion, residing at [redacted].

hereinafter collectively referred to as the "**Trustees**" (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include the Trustee or Trustees for the time being of the trust hereby created and their successor(s), or administrator(s) of the last survivor) of the Second Part:

WHEREAS:

(A) The Settlor is desirous of establishing an irrevocable private trust for the benefit of his relatives as set out in clause 1.2 of this Trust Deed (hereinafter referred to as "**the**

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha

Beneficiaries") to meet the objectives as set out in clause 4 to this Deed below and in furtherance of the aforesaid intention, the Settlor is making this Settlement into an irrevocable private family trust called the '**GVP FAMILY TRUST**' (hereinafter in this Trust Deed referred to as the "**Trust**") under the provisions of the Indian Trusts Act, 1882.

(B) The Settlor has requested the Trustees to act as the Trustees of the said Trust and the Trustees have agreed to act as such as is testified to by their joining in and executing these presents

(C) For the purpose of effecting the aforesaid desire, the Settlor has, handed over and transferred, to the Trustees in a sum of ₹10,000/- (Indian Rupees Ten Thousand only) in cash, (the receipt whereof the Trustees do and each of them does hereby admit and acknowledge) as mentioned in (A) above, to be held by the Trustees upon the Trust and subject to the powers, provisions, agreements and declarations hereinafter declared and contained.

(D) The Trustees shall hold the Trust Fund (subject to the reservation of certain powers and responsibilities as set out below) upon Trust for the benefit of the Beneficiaries as set out in this Deed.

(E) The Trustees stated above are all individuals and immediate relatives/legal heirs and hence as per clause (xiii) of the SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017, there is no layering in terms of Trustees in the Trust.

NOW THEREFORE THIS DEED OF TRUST ACCORDINGLY WITNESSETH AND IT IS HEREBY AGREED AND DECLARED BY AND BETWEEN THE SETTLOR AND THE TRUSTEES AS FOLLOWS:

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

PART I – DEFINITIONS AND INTERPRETATION

1. DEFINITIONS

In and for the purposes of this Trust Deed, unless the context otherwise requires or admits:-

1.1 **"Applicable Laws"** shall mean and include all applicable Indian statutes, enactments, Acts of legislature, Parliament or similar body, laws, ordinances, rules, bye-laws, regulations, notifications, guidelines, policies, directions, directives and orders of any governmental, statutory, administrative or regulatory body or authority in force in India during the Trust Period.

1.2 **"Beneficiary/Beneficiaries"** shall mean:

a) Mrs. G. Anuradha,

b) Ms. G. Vani Sanjana and her Lineal Descendants

c) Ms. G. Mallika and her Lineal Descendants

d) Mr. G. Sharathchandra and his Lineal Descendants

e) Serendipity Family Trust in which Ms. G. Vani Sanjana and/or her Lineal Descendants are Beneficiaries

f) Malli G Family Trust in which Ms. G. Mallika and/or her Lineal Descendants are Beneficiaries

g) SRG Family Trust in which Mr. G. Sharathchandra and/or his Lineal Descendants are Beneficiaries

PROVIDED that such Beneficiaries are not Excluded Persons and such Beneficiaries have signed a Letter of Adherence (as referred to in Part IX) as per format provided in Schedule - IV to the Trust Deed and adhere to such terms and conditions as the Trustees may in their absolute discretion determine from time to time and where such Beneficiaries are minors, on them attaining the age of majority (unless otherwise exempted from doing so under the terms of this Trust Deed), whether or not such persons are in existence now or may come into existence in

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	[signature]

the future during the Trust Period.

All the Beneficiaries and/or ultimate beneficiaries are individuals and are immediate relatives/legal heirs and hence as per clause (xiii) of the SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017, there is no layering in terms of Beneficiaries in the Trust.

1.3 "**Corpus Fund**" or "**Corpus**" includes the following:

i. the initial settlement and investments and property representing the amount settled herein;

ii. all assets paid, transferred, bequeathed or gifted by any person or persons being a relative of the Beneficiaries at any time to or so as to be under the control and (in either case) accepted by the Trustees as additions to the Corpus Fund and assets representing such money transferred;

iii. interest of the Trust in any movable and immoveable property;

iv. all capital gains from any asset/s and properties included in (i) to (iii) above, whether on conversion or otherwise;

v. any undistributed income for which the Trustees have passed a resolution to treat the same as Corpus.

1.4 **"Control"** means control as may be defined by the Companies Act, 2013 or SEBI or any other law being in force during the Trust Period.

1.5 **"Disability"** shall with respect to any person mean any legal, physical or mental disability or incapacity of that person which will render such a person incapable of taking independent decisions and where the Trustees have taken such disability on record based on the medical advice of duly qualified medical practitioners.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

1.6 **"Encumbrance"** shall mean: (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of collateral or otherwise, deed of

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

trust, title retention, claims, conditions, security interest or other encumbrance of any and all kinds whatsoever securing, or conferring any right to or priority of payment in respect of, any obligation of any person, including without limitation, any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Law; (ii) any proxy, power of attorney, voting trust agreement, interest or option in favour of any person; (iii) any adverse claim as to title, possession or use; and (iv) any restrictions on transfer.

1.7 **"Excluded Person"** shall mean such of the Beneficiaries who may be excluded by the Trustees as per clause 11(g) of this Trust Deed; where such persons may be excluded from receiving any or such quantum of benefits from the Trust as per the discretion of the Trustees. Excluded Persons shall be excluded until they are re-included by the Trustees as per their absolute discretion.

1.8 **"Exit" or "Exit route"** shall mean communication received by the Trustees (whether directly or indirectly) of the desire of any Beneficiary(ies) to exit or any event/circumstance which in the opinion of the Trustees results in the said Beneficiary(ies) exiting the Trust.

1.9 **"Family Business"** means the promoter holding of Dr. Reddy's Laboratories Ltd. that forms a part of the Trust Fund.

1.10 **"Guardian(s)" or "Appointed Guardian(s)"** means a person or persons appointed by any of the Natural Guardians (either through written instructions to the Trustees or through their Will or otherwise) to act as Appointed Guardian(s) of the concerned minor Beneficiaries or a Beneficiary who suffers from a Disability, after the lifetime of the last of the Natural Guardians as provided for here in this Trust Deed. In case no such Guardian has been appointed by the Natural Guardians, the Appointed Guardian shall mean a person appointed by a Court/Authority of

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha

competent jurisdiction.

1.11 **"Income"** means all income, other than capital gains or any realization of the corpus or transfer or conversion from Corpus Fund in any manner, and shall include all income from the carrying on of any business or activity. In the event of there being any doubt or question on whether fund, property, money, value etc. constitutes Corpus Fund or Income, the decision of the Trustees will be final.

1.12 **"Letter of Adherence for Beneficiary"** shall have the same meaning as prescribed under Part IX and shall be in accordance with the format set out in Schedule - IV.

1.13 **"Lineal Descendant"** shall mean and include a blood relative in the direct line of descent i.e. the children, grandchildren, of a person born from wedlock. This definition includes legally adopted children, a child begotten by In-Vitro Fertilization (IVF) or by a male or female Lineal Descendant through a surrogate mother.

1.14 **"Majority of Beneficiaries"** would mean the majority of the surviving Beneficiaries.

1.15 **"Mr. G. V. Prasad Family"** shall mean:

a) Mr. G. V. Prasad and Mrs. G. Anuradha

b) Ms. G. Vani Sanjana Reddy

c) Ms. G. Mallika Reddy

d) Mr. G. Sharathchandra Reddy

e) Other Lineal Descendants of (b, c and d)

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

1.16 **"Natural Guardian(s)"** of any of the Beneficiaries who may be minors or under any Disability during the term of this Trust shall first refer to that parent (being either the father or mother of such Beneficiary) who is also a Beneficiary under

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

this Trust, and only thereafter refer to such other parent who is not a Beneficiary of this Trust. It is hereby specified that the Natural Guardian will mean last of the Natural Guardians being alive and not being under any Disability.

1.17 **"Register of Beneficiaries"** shall have the same meaning as referred to in Clause 8.4.

1.18 **"SEBI Core Provisions"** shall mean the schedule to the SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017 and attached hereinbelow as Schedule – V.

1.19 **"Securities"** means any securities as defined under the Securities Contracts (Regulation) Act, 1956, or any other securities whether marketable or not, including shares, stock, and any financial instruments forming part of the Trust Fund.

1.20 **"Simple Resolution"** shall mean a resolution required to be passed by a majority of all the Trustees of the Trust.

1.21 **"Special Resolution"** is a resolution required to be passed by a 3/4th (three-fourth) majority of all the Trustees of the Trust. Any decimal or fraction shall be rounded to the next higher integer.

1.22 **"Trust"** means the Trust declared and made pursuant to this Trust Deed.

1.23 **"Trust Deed"** or **"Deed of Trust"** shall mean this deed creating and settling the Trust, and which may also be referred to herein alternatively as "this Deed" or "this Trust Deed" or "this Deed of Declaration of Trust" or "this Indenture" or "this Instrument".

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

1.24 **"Termination Date"** or **"Trust Period"** means the first to occur of:

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

(i) at the end of 70 years from the date of this Trust Deed (in the event that any of the Beneficiaries are surviving as of the said date); OR

(ii) in the event all the Beneficiaries cease to exist; OR

(iii) in the event the entire Trust Funds are distributed and/or exhausted; OR

(iv) such earlier date as the Trustees may declare in writing to be the Termination Date in their absolute discretion;

Provided however that in no event will the Trust Period exceed the maximum period permitted under the Applicable Laws for the time being in force.

1.25 **"Trust Fund"** means the "Corpus Fund" and Income thereof.

1.26 **"Trust Act"** means the Indian Trusts Act, 1882 of India and includes any amendments thereof or any similar enactments for the time being in force in India.

2. INTERPRETATIONS

In this Trust Deed, unless the context otherwise requires:

(a) Words importing the singular shall include, where the context so requires or admits, the plural and vice-versa;

(b) Words importing the masculine shall include, where the context so requires or admits, the feminine;

(c) the headings and sub headings to this Deed are inserted only for convenience and shall be ignored for the purposes of interpretation;

(d) a reference to a thing includes a part of that thing;

(e) references to clauses, parties, schedules and annexures are references to clauses of, and parties, schedules and annexures to, this Indenture;

(f) the schedules to this indenture form an integral part hereof and will be of full force and effect as though they were expressly set out in the body of this indenture.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

PART II – CONSTITUTION OF THE TRUST

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

3. NAME AND CREATION OF THE TRUST

3.1 This settlement shall be known as the **'GVP FAMILY TRUST'** or by such other name or reference as the Trustees in their absolute discretion shall from time to time think fit.

3.2 For effecting this settlement, the Settlor hereby declares that he has, simultaneously with the execution of this Trust Deed, handed over and transferred, to the Trustees a sum of ₹10,000/- (Indian Ten Thousand only) in cash and the Settlor hereby confirms such transfer unto the Trustees TO HAVE AND TO HOLD the same UPON THE TRUSTS and with and subject to the powers, provisions, agreements and declarations hereinafter contained and of and concerning the same.

3.3 The Trustees had accepted the said sum of ₹ 10,000/- (Indian Rupees Ten Thousand only) and declared and confirmed that they shall hold and stand possessed of the Trust Fund upon with and subject to the trusts powers and provisions in this Settlement declared and contained of and concerning the same and the Trustees shall be at liberty at any time during the Trust Period to accept any money, investments or property of whatsoever nature and wheresoever situated, from any person including, for avoidance of doubt, from the Beneficiaries or any of them, or by Will or by the provisions of any other trust or otherwise to the intent that the same shall be held by or on behalf of the Trustees as an accretion to the Trust Fund and from and after the date of such acceptance the Trustees shall hold the same accordingly.

3.4 The Trust shall be deemed to have been established from the date of this Trust Deed.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

3.5 The office of the Trust shall be situated at: 8-2-579/A/1/2, Road No. 8, Khairatabad, Banjara Hills S.O. Hyderabad 500034, Telangana, India or at such other place or places as the Trustees, may, from time to time, determine.

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

3.6 The Trust hereby constituted shall be irrevocable and no money belonging to the Trust in the hands of the Trustees shall be recoverable by the Settlor and Contributors under any circumstances.

3.7 Except as may have been specifically agreed to by the Trustees, no monies, assets and properties belonging to the Trust Fund and in the hands of the Trustees shall at any time and under any circumstances, whatsoever, be recoverable or attachable by any third party in any kind of proceedings, whatsoever, nor shall any third party have any claim, lien or charge of any description, whatsoever, on any of the Trust monies, funds, assets & properties or on the Trust. The entire sums in cash or other form(s) or other assets including investments and properties vested in the Trustees on account of the Trust Fund and constituting the property of the Trust shall be held by the Trustees exclusively for the benefit of the Beneficiaries or any of them as named/described in this Trust Deed, and nobody shall have any kind of claim, whatsoever, on or out of the same.

3.8 The Trustees shall hold, manage and stand vested of the properties of the Trust in accordance with the provisions of these presents and in accordance with the Indian law relating to trusts exclusively and absolutely for the benefit of the Beneficiaries or any of them named/described herein.

4. OBJECTS OF THE TRUST

Without prejudice to the generality of the foregoing, the purpose of this Trust is:

(a) to grow, protect and preserve the assets forming part of the Trust Fund,

(b) to hold the Trust Property solely and exclusively for and on behalf of the Beneficiaries as set out in this Trust Deed.

(c) to provide financial resources to or for the benefit of the Beneficiaries for maintenance, education, health care, marriage and other living expenses, or for any

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

other causes/ reasons any such amount as the Trustees may consider appropriate.

(d) to provide financial resources to meet contingencies.

(e) to minimize the possibility of disputes within the Family, and also to provide for succession planning.

(f) to do all such things either alone or in conjunction with others as are incidental or conducive to the attainment of the above objects.

5. NATURE OF THE TRUST

5.1 The Trust hereby created, settled, declared and established by and under this Trust Deed shall be an irrevocable trust.

5.2 The Beneficiaries shall not have any predetermined vested interest in the Trust Corpus or Trust Income. The Beneficiaries' interest in the Trust Corpus or Trust Income is contingent and dependent upon the Trustees exercising their discretion in favour of one or more Beneficiaries and resolving to pay and distribute the Trust Corpus or Trust Income in favour of one or more Beneficiaries. No Beneficiary shall be entitled to claim as of right that the Trust Income or any part thereof or any part of the Trust Corpus should be paid or distributed for his/her benefit.

6. NATURE OF THE TRUSTEE'S TITLE

6.1 Following the execution of this Trust Deed, the Settlor hereby settles and declares the Trust with the initial settled property.

6.2 Additional transfers of property to the Trust may be made and evidenced by written assignments, bills of sale, exercise of powers of attorney, deeds, conveyances, share certificates, duly stamped share transfer forms or similar other documents evidencing the transfer of ownership to the Trust or the designation of the Trust as the beneficiary or assignee.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

6.3 The Settlor, and/or a Contributor (who is a relative of the Beneficiaries) may, pursuant to the provisions of any testamentary or *inter vivos* disposition, make any transfers, such as those referred to above, to the Trust.

6.4 The Trustees shall be the legal and fiduciary owner of the Trust Fund.

7. **EXIT OR EXIT ROUTE:** In the event any of the Beneficiaries desire to exit the Trust, the said Beneficiary(ies) shall provide a notice in writing to the Trustees of his/her intention. On receipt of such notice, the Trustees may in their absolute discretion and without the Trustees being under any further liability to see to the application thereof may make payments as per the payment formula unanimously agreed upon by the Trustees to or for the benefit of the concerned Beneficiary(ies) and the same shall be a good discharge of the Trustees.

PART III – DISTRIBUTION TO BENEFICIARIES

8. IT IS HEREBY AGREED AND DECLARED between the parties to these presents that the Trustees shall stand possessed of the said money that are herein designated as the "Trust Fund" and the income arising to the Trustees under or by virtue of the provisions of this Deed upon trust to receive the same and in the first place to reimburse or pay and discharge all costs and expenses which may be incurred in or about the administration of the trusts of these presents including any Income Tax or other tax levied upon the Trustees and including all outgoings and Municipal or other rates assessments and duties and costs of ordinary repairs to any immovable property if forming part of the Trust Fund and subject thereto:

a. the Trustees shall distribute and pay or apply, the whole or part of the balance income, to or for the benefit of any one or more of the Beneficiary(ies) specified in clause 1.2 in such quantum, proportion and intervals and subject to such ceilings

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

as the Trustees may deem fit in their absolute discretion.

b. In the event that the Trust has no Income or if the Income of the Trust is inadequate to meet any payments for any purposes / causes / reasons considered appropriate by the Trustee(s), and as payable to any of the Beneficiary(ies), the Trustee(s) may in their absolute discretion by unanimous consent make such distributions as they deem fit out, based on such ceilings in any financial year as determined by them, out of the Corpus Fund to meet these requirements. In such cases, the decision of the Trustees shall be considered final and shall not be questioned/challenged by anyone.

c. In the event that the Trustees receive a communication (whether directly or indirectly) of the desire of a Beneficiary, not being an Excluded person to Exit from being a beneficiary of the Trust, the Trustees may make arrangements to pay such exiting Beneficiary as per the payment formula agreed upon by the Trustees at their sole discretion.

d. Notwithstanding anything stated elsewhere in this Deed, the Trustees may, in their discretion, re-invest/retain such portion of the Trust Fund for benefit of the Beneficiaries in such manner as the Trustees think fit.

e. As stated in Clause 7 above, the recipient Beneficiary of any beneficial interest, of the whole or part of the Income of the Trust or of the Corpus Fund, may disclaim or release whole or part of such beneficial interest, as such recipient Beneficiary may deemed fit. In addition to any other method of disclaimer or release recognized by law, the recipient Beneficiary may disclaim or release such beneficial interest by delivering a signed document to the Trustee(s) declaring the recipient Beneficiary's intention to disclaim or release such beneficial interest.

f. In case a recipient Beneficiary releases or disclaims the interest in whole or in part of the beneficial interest as mentioned in Clause 7 as aforesaid, the amount so disclaimed or released shall continue to be a part of the Trust Fund.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	[signature]

g. All distributions to any Beneficiary shall be made by the Trustee(s) for and on behalf of the Trust and in accordance with the provisions of this Deed and in accordance with the Applicable Laws and, to the extent required by such laws, such distributions shall be effected in India.

h. NOTWITHSTANDING Section 20 of the Indian Trusts Act, 1882, the money being the whole or part of the Income of the Trust or of the Corpus Fund, which is not distributed and/or disclaimed under Clause 7 above and/or incapable of being distributed under Clause 7, shall be held as Trust Fund.

The decision of the Trustee(s) shall be considered final and shall not be questioned / challenged by anyone.

8.1 PAYMENTS / DISTRIBUTION TO MINOR OR INCAPACITATED BENEFICIARIES

If any payment/distribution is to be made or any part of the Income/Corpus and accumulated income is to be applied or distributed to or for the benefit of a minor Beneficiary or a Beneficiary who is under a Disability, the Trustees shall have power to:

i. Pay the same to the Guardian having custody of such Beneficiary without the Trustees being under any further liability to see to the application thereof and so that any such payment shall be a good discharge to the Trustees or hold the same on trust for such period as the Trustees deem fit; or

ii. pay or apply the same under care of the concerned Guardian of any Beneficiary under Disability without the Trustees being under any further liability to see to the application thereof and so that any such payment shall be a good discharge to the Trustees, and if such period of disability coming to an end the Trustees shall thereafter pay or apply the same to the said Beneficiary and such payment shall be a good discharge to the Trustees.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

8.2 Notwithstanding anything contained above, all distributions to any of the Beneficiaries shall be made after deduction of all taxes, costs and expenses incurred by the Trustee(s) for and on behalf of the Trust and in accordance with the provisions of this Deed and in accordance with the applicable Indian laws and, to the extent required by such laws, such distributions shall be effected in India.

8.3 **NO POWER OF ADDITION**: The Trustees shall not add any other person (whether any natural person or incorporated or unincorporated entity having a legal existence or otherwise) to the list of Beneficiaries as mentioned in this Deed except as specified in clause 1.2.

8.4 The Trustees shall maintain a register of Beneficiaries containing a list, with complete details, of the Beneficiaries (the "**Register of Beneficiaries**"). The Trustees shall add the name of a Person as a Beneficiary in the Register of Beneficiaries in the following circumstances:

8.4.1 all of the presently existing/living Beneficiaries mentioned in clause 1.2 as on the date of execution of this Trust Deed shall automatically be added to the Register of Beneficiaries upon the execution of this Trust Deed. Such persons, *inter alia*, shall be added in the Register of Beneficiaries in the categories mentioned at clause 1.2;

8.4.2 if a person is a Direct Bloodline Descendant, then upon the submission of a valid certificate of birth, as well as proof of lineal descent, such Persons shall be added in the Register of Beneficiaries in the category mentioned in clause 1.2

8.4.3 if a person is a legally adopted child, then upon the submission of a valid adoption certificate/court order in accordance with Applicable laws such persons shall be added in the Register of Beneficiaries in the category

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

mentioned in clause 1.2 and

8.4.4 if such a person is a Beneficiary appointed pursuant to the above sub-clauses, then upon the submission of the original signed deed in accordance with Part IX - Letter of Adherence by Beneficiary.

8.5 The Trustees shall delete the name of a person as a Beneficiary from the Register of Beneficiaries in the following circumstances:

8.5.1 in the case of a death of a Beneficiary, then upon the submission of his certificate of death, as may be issued by the local authorities;

8.5.2 If a Beneficiary has been declared an Excluded Person in accordance with clause 11(g)

8.5.3 if a Beneficiary has taken an Exit route or under such circumstances which in the opinion of the Trustees are deemed to be an Exit of a Beneficiary.

8.6 A formal Board resolution of the Trustees shall be necessary for authorizing the making of additions in and deletions from the Register of Beneficiaries. All entries in the Register of Beneficiaries shall be duly authenticated by the seal and signature of the Trustees in the Register of Beneficiaries. The resolution of the Trustees shall be treated as completely sufficient and satisfactory

9. TERMINATION OF THE TRUST

On the termination of the Trust or Termination Date, in accordance with the provisions of this Trust Deed and clause (iv) of the SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017, the Trustee shall as far as practicable, do an *in-specie* distribution or other distribution of the assets and if the same is not practicable or acceptable to beneficiaries take all steps to sell or otherwise dispose all non-cash assets comprised in the Trust Corpus as quickly and in the manner

RAMU ... REGISTERED No.2746/11 APPOINTED & NOTARY ... Govt. of T.S.

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

as the Trustees think fit and proper in terms of this Trust Deed; and accordingly distribute and pay or apply to the Beneficiaries of the Trust or to their legal heirs (as stated in clauses (a) to (d) hereinbelow) the cash proceeds realized from the sale of the assets of the Trust (net of liquidation and distribution costs, fees, taxes and expenses) in terms of this Trust Deed. Such distributions whether *in-specie* assets or otherwise and whether paid or applied for them and in the order stated below and the said payments shall be a good discharge by the Trustees without any obligation to determine the application thereto:

(a) The Trustees in consultation with the following adult Beneficiaries of the Trust, Mrs. G. Anuradha, Ms. G. Vani Sanjana, Ms. G. Mallika, and Mr. G. Sharathchandra, may unanimously agree on division of the Trust Corpus and/or accumulated income upon termination of the Trust equally into three separate trusts – (i) Serendipity Family Trust for Ms. G. Vani Sanjana and her Lineal Descendants, (ii) Malli G Family Trust for Ms. G. Mallika and her Lineal Descendants and, (iii) the SRG Family Trust for Mr. G. Sharathchandra and his Lineal Descendants. All the other provisions as applicable to this Deed of Trust shall be mutatis mutandis be applicable to the aforesaid three trusts so created.

(b) If in the event the distribution of Corpus Fund and accumulated income does not take place as in Clause 9(a) above, then the Trustee(s) may distribute and pay or apply the balance corpus and accumulated income to or for the benefit of the Beneficiaries specified in Clause 1.2 in such quantum and proportion as the Trustee(s) may determine in their absolute discretion.

(c) In the event of termination of the Trust pursuant to clause 1.24(ii) above i.e., all the Beneficiaries ceasing to exist, the Trustees shall distribute the balance Trust Corpus and accumulated income as follows: (i) one-half (1/2) to the then living heirs of Mr. G. V. Prasad; and (ii) one-half (1/2) to the then living heirs of Mrs. G Anuradha (excluding the heirs of her husband).

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha

On completion of handing over the Trust Fund as mentioned above, the Trustees shall take such steps as are necessary according to Applicable Law to wind up the Trust.

PART IV – POWERS, RIGHTS AND DUTIES OF TRUSTEES

10. GENERAL POWERS OF TRUSTEES:

The Trustees shall have all powers in or about the execution, administration and management of the Trust, which they may exercise in their absolute discretion. In this connection, the Trustees may: -

(a) The Trustees will not be entitled to transfer or delegate any of their powers to any person other than one or more of themselves;

(b) Appoint or employ one or more persons as full time or part time employees to assist in the administration of the Trust.

(c) Withdraw any power or revoke any appointment of any employee or attorney.

(d) Appoint consultants to assist/enable them to carry out their functions and duties.

(e) Appoint Auditors to audit the accounts of the Trust.

(f) Let any portion of any immovable property forming part of the Trust Fund, at such rent and for such period and on such terms and conditions as they may think fit and to accept surrender of any Lease.

(g) Determine who shall be the first names amongst the Trustee(s) as regards to investments in Shares and Securities and other investments.

(h) Act or not act upon any advice obtained in writing from any bankers, accountants, brokers, lawyers, professionals, consultants or other experts acting as advisors to the Trustees.

(i) Manage or superintend the management of the Trust and the Trust Fund or any properties comprised therein.

(j) Rectify any manifest errors contained in this Deed.

(k) Open and maintain, operate/close such accounts/investments/demat accounts/

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

folios in the name of the Trust or in the name of any Trustee(s) or any official of the Trustees as they may think fit.

(l) To make any investments whether in Securities, other moveable or immoveable properties of any nature or make loans to or place deposits with such persons and on such terms and conditions as the Trustees deem fit.

(m) Attend meetings of shareholders or debenture holders, contributors or others of any company or body corporate in which the Trust holds shares or Securities or attend the meetings of any partnership firm or LLP in which the Trust is a partner and to vote thereat or appoint proxy(ies) to attend and vote at such meetings.

(n) Do all acts and deeds necessary, conducive, suitable or incidental to the trusts of these presents or for the attainment of the objects of the Trust.

(o) In the event of there being any doubt or question on whether a fund, property, money, value etc. constitutes a part of the Corpus Fund or Income, the decision of the Trustee(s) will be final.

11. **SPECIFIC POWERS OF THE TRUSTEES:** Without prejudice to the generality of the powers stated in these presents, the Trustees shall have the following specific powers:

(a) To join as a partner in a partnership firm or an LLP or as a joint venture partner or otherwise on such terms and conditions as the Trustees deem fit and to carry on any business in any such entity and to share the profit and loss of such business and / or close / terminate any such activity;

(b) The Trustees are hereby expressly authorized to accept gifts of money and/or property whether moveable or immovable for the benefit of this Trust from the Settlor(s) and/or other person or persons. All such gifts, donations or bequests shall be held by the Trustees as an accretion to and augmentation of the Corpus Fund, and the money or other property received by way of such gift, donation or bequests and the future income thereof shall be subject to the same powers and provisions

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

as are contained in these presents as if such money or property was part of the original Trust Fund.

(c) To purchase or take on lease, sub-lease, license or in exchange or on hire or otherwise acquire property, movable and immovable and any rights or privileges, which are deemed necessary or convenient and to construct, improve, alter, maintain, lease, sub-lease, turn to account or otherwise deal with all or any part of the property movable and immovable of the Trust for the purposes of the Trust or for the furtherance of any of the objects of the Trust upon such terms and conditions, as they may, in its absolute discretion, deem fit and proper.

(d) To sell, divide, modify, transfer, dispose off or call in and convert into money, any property, movable or immovable, comprised in the Trust Fund and utilize the money or other consideration so produced by such sale, division, transfer, disposal or calling in and conversion of the Trust Fund and the investments for the time being representing the same for carrying out, or in furtherance of, the purposes of the Trust.

(e) To dispose of, and convert into money, other considerations, any contributions or gifts to the Trust made in kind at the discretion of the Trustees. Any contributions or gifts received by the Trustees, which are of a perishable nature shall be disposed of and/or may be converted to money by the Trustees.

(f) To gift, contribute funds, monies and properties to any trust(s) for the benefit of the Beneficiary specified in these presents, of such quantum as the Trustees deems fit.

(g) The Trustees shall have the power to declare a Beneficiary as an Excluded Person based on certain circumstances and events as may be intimated to the Trustees from time to time. An indicative list of such exclusions is provided in Schedule - I to this Deed.

(h) To make loans to such Beneficiaries at such terms as the Trustee(s) deem fit.

(i) The Trustees may exercise any power or discretion hereunder to enter into and carry into effect any transaction authorized hereunder or by the general law

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

notwithstanding that they or any one or more of them may have some different or conflicting interest in the mode or result of exercising the power or the discretion or the transaction (whether a personal interest or an interest in the capacity of sole Trustee or as one of the Trustees of some other settlement) and shall not be accountable for any profit made or derived by them in such capacity as a result thereof but any Trustee may if he / she / it so wishes (but shall be under no obligation to) abstain from acting except as a merely formal party in any manner in which he may have a different or conflicting interest and may allow his co-trustee(s) to act alone in relation to such matter.

(j) The Trustees may accelerate or advance the Termination Date and distribute the Trust Fund to the Beneficiary in accordance with the terms of this Deed at any time in their absolute discretion as they may deem fit.

(k) The Trustee(s) shall exercise the powers vested in them as they shall think most expedient for the benefit of the Beneficiaries.

(l) The Trustee(s) shall have the power, at all times and from time to time, at their sole and absolute discretion to vary, transpose or to change or convert any investment forming part of the Trust Fund into others of the nature hereby authorized.

AND WITHOUT PREJUDICE to the generality of the foregoing powers, the Trustees shall have full and unrestricted powers to invest the Trust Fund or Income of the Trust with all convenient dispatch in any one or more of the following forms of investments whether or not such forms of investments are specially covered under the Indian Trust Act, 1882, in accordance with any other applicable laws and on such terms and conditions as the Trustees may, in its absolute discretion, deem fit and proper.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

(a) To invest in the purchase of any immoveable property or properties, whether freehold or leasehold, including ownership of property situated in India or elsewhere or in any share in such property and development thereof. The Trustee(s) may borrow monies for this purpose at such interest as they think fit for the purpose

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

and without security or on the security of the Trust Fund or any property forming part of the Trust Fund.

(b) To invest in any debt instruments or securities of, or make loans to, or place deposits with, any person including an individual, firm, company or body corporate.

(c) To invest in securities of any limited company or corporation, whether public or private, whether incorporated in India or elsewhere.

(d) To invest in units of any mutual fund or venture capital fund or any other investment fund.

(e) To invest in any business, carried on by the Trustee/s for and on behalf of the Trust, whether as sole proprietors, partners or in joint venture with others.

(f) To the intent that the Trustees shall have the same full and unrestricted power of investing and transposing the investments in all respects as if they were absolutely entitled thereto beneficially.

12. **DOCUMENTS OR TITLE DEEDS RELATING TO TRUST FUND:** The documents, title deeds and certificates relating to the property, moveable or immoveable, forming part of the Trust Fund and the investments representing the Trust Fund may be entered into or made in the name of Trust or in the name of one or more of the Trustee(s), on behalf of the Trust, instead of the joint names of all the Trustees, as may be decided by the Trustee(s) and to deposit with any custodian/trustee any documents or title deeds in respect of property forming part of the Trust Fund.

13. **REGISTRATION OF SECURITIES IN THE NAME OF TRUSTEES OF THE TRUST:** The Trustees may cause themselves to be registered as the holders of any securities constituting investments belonging to the Trust and such securities may be subscribed or purchased or held in the name of Trustees for the Trust as decided by them.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

14. **SIGNING OF RECEIPTS, CHEQUES & CORRESPONDENCE:** All correspondence in relation to the Trust may be conducted by any Trustees/persons authorized in that behalf by the Trustees. Receipt for moneys paid or property transferred to the Trust may be signed by any Trustee authorized by the Trustees in that behalf and the receipt so signed shall effectually discharge the person or persons paying or transferring the same there from and from being bound or liable to see to the application thereof or being answerable for the loss, if any, occasioned thereby. Cheques on any bank account of the Trust may be drawn and signed by such number of Trustee(s)/officers appointed by the Trustees on behalf of all the Trustees and/or as may be decided by the Trustees through a resolution passed to this effect from time to time.

15. **REIMBURSEMENT OF EXPENSES AND REMUNERATION**: The Trustees may reimburse themselves out of the Trust Fund for all expenses properly incurred in or about the execution of this Trust or the powers and duties hereunder conferred. The Trustees may be paid such remuneration as may be deemed reasonable considering the nature of responsibilities that may be assumed by them. Provided that this right shall not be available to Trustees who are liable for finally adjudicated loss to the Trust by their acts of wilful misconduct, fraud or misfeasance.

16. **POWER TO MAKE RULES**: The Trustees may, from time to time, make such rules and regulations for the administration of the Trust and the management of the Trust Fund and for carrying into effect the provisions hereof as they may think fit and from time to time, alter, vary or substitute any such rules or regulations so framed. However, such rules and regulations so framed shall not violate the SEBI Core Provisions as listed in Schedule - V hereof.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

17. **LEGAL PROCEEDINGS**: The Trustees may institute and defend proceedings at law and proceed to the final determination thereof or compromise the same as they shall in their discretion think fit. The Trustees shall not be liable for failing to pursue any claim

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

or litigation where the assets of the Trust Fund are insufficient to pay for the legal and other incidental costs of pursuing any such claim or litigation.

18. **COMPROMISE AND SETTLEMENT**: The Trustees may compromise and settle for such consideration and upon such terms and conditions as they shall in their discretion think fit all matters arising in relation to the trusts hereby created or the Trust Fund.

19. **BONAFIDE ACTS VALID:** All acts done *bonafide* by the Trustees shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of any Trustees acting as aforesaid, or they or any of them were disqualified from acting or their office had become vacant by virtue of these presents, be as valid as if such Trustees or Trustees had been duly appointed and were qualified to act.

20. **POWER OF NEW TRUSTEES**: A new Trustee shall have the same powers, authorities and discretions and shall in all respects be bound by these presents and act and be liable as if he had been originally appointed a Trustee under these presents Provided that such new Trustee shall not be so entitled to act until he shall have signed and delivered to the Trustees a letter of his acceptance or willingness to act as a Trustee of the Trust.

21. **SURVIVING TRUSTEE TO ACT**: The surviving or continuing Trustees may act notwithstanding any vacancy in their body. Provided however that if the number of Trustees shall be reduced to below the minimum number fixed as per this Trust Deed, then the surviving or continuing Trustee shall not, except for filling the vacancy, act so long as the number is below such minimum.

PART V- ADMINISTRATION OF THE TRUST

22. **EXPENSES OF ADMINISTRATION OF THE TRUST**: The Trustees shall be responsible for the administration and management of the Trust. This would include collecting all the Income and other dues pertaining to the Trust Property. Out of the

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

Income of the Trust in the first place pay all costs, charges and expenses of and incidental to the collection of such income (including interest on monies borrowed) and all rates, taxes (including income tax), assessments, duties, cesses and all outgoings and costs of repairs in relation to any moveable or immoveable property forming part of the Trust Fund or other levies levied upon the Trustees and shall also pay donations, if any in terms of this Trust Deed and all costs, charges and expenses incurred by the Trustees in connection with the administration and management of the Trust including the remuneration of any staff employed by the Trustees and audit fees of the Auditors of the Trust and to the extent income is not adequate, the Trustees may utilize the Corpus Fund for payment of the aforesaid costs, charges, expenses, rates, taxes and assessments, duties and cesses and outgoings.

23. **STAFF OR EMPLOYEES OF THE TRUST**: The Trustees may, from time to time, appoint or employ one or more persons as full time or part time employees, to assist them in the management and administration of the Trust.

24. **SECRETARY**: The Trustees shall have the power to appoint any person to act as the Secretary of the Trust and the Secretary may be invested with such powers and duties as the Trustees may, from time to time, in its absolute discretion determine.

25. **CONSULTANTS**: The Trustees may, from time to time, appoint financial, legal and any other such consultants, to assist/enable them to carry out the functions and duties of the Trust.

26. **BANK ACCOUNTS**: The Trustees may open and operate one or more bank accounts in such Bank or Banks as they may determine into which the money of the Trust may be deposited. Cheques drawn on such bank account or accounts may be signed as envisaged as per Clause 14 of this Trust Deed.

M. RAMESH
Appointed By the Govt. of T.S.
REGISTERED No.2746/11
APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

27. ACCOUNTS:

(a) The Trustees shall keep and maintain proper and regular accounts of the Trust containing such particulars and, in such form, as required by law for the time being in force.

(b) After the first day of April in each financial year, the Trustees shall take a general account of the assets and properties of the Trust and shall prepare a Balance Sheet and Receipts and Payments Account showing the receipts, payments, dealings and transactions during the preceding financial year terminating on the 31st day of March.

28. AUDIT: The Trustees may appoint an auditor who shall audit the annual Balance Sheet and Receipts and Payments Account of the Trust and for the purpose be entitled to inspect all books, papers, vouchers, accounts and documents connected with the Trust.

29. NOTICES / COMMUNICATION: Any notice/communication required to be given under this Trust shall be in writing signed by (or by some person duly authorized by the person giving it and may be served by leaving it at or sending it by electronic transmission or pre-paid postage to the address of the addressee. Any notice so served shall be deemed to have been received:

(a) if delivered personally, at the time of delivery;

(b) in the case of a notice/communication sent by pre-paid post, 5 business days after the date of posting; or

(c) in the case of a notice/communication sent by electronic means of communication, if the notice was sent during business hours on the date of transmission, and otherwise on the next following business day.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

(d) Any notice/communication required to be given under this Trust shall be sent to the addressee at the address given for them in this Deed or to such other address as shall be notified in writing from time to time by the relevant addressee.

PART VI –DUTIES OF THE TRUSTEES

30. The duties of the Trustees are as under:

(a) To fulfil the object and purpose of the Trust;

(b) To obey the directions of the Settlor(s) of the Trust;

(c) To acquaint themselves with the nature and circumstances of the Trust Fund, the terms of the Trust and the contents of this Deed;

(d) To protect the title of the Trust Fund and maintain and defend all suits, proceedings required to do so, and take all other steps as may be necessary for the preservation of the Trust Fund;

(e) Not to set up or aid in setting up any title to the Trust Fund that is or may be adverse to the interest of the Beneficiary(ies), for either themselves or for others.

(f) To deal with the Trust Fund as a person of ordinary prudence would deal with such property as if it were their own;

(g) Not to commit breach of trust;

(h) To adhere to SEBI Core Provisions as stated in Schedule V at all times.

(i) To do all acts, deeds and things which they deem fit in the best interests of the Beneficiary(ies).

31. DUTY TO MAINTAIN TRUST PROPERTY: The Trustees shall maintain and keep in good and substantial repairs the building(s) and other immoveable property comprised in the Trust Fund and, if necessary, pull down, rebuild, develop, improve, erect or repair any building(s) or part thereof and shall also insure and keep insured the said building(s) against fire, earthquake, flood or unavoidable risk.

M. RAJU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
		G. Anuradha

32. **DUTY TO MAKE DISCLOSURES TO SEBI**: The Trustees shall confirm, on an annual basis, that the Trust is in compliance with the exemption order passed by SEBI. The said confirmation shall be furnished to the company mentioned in Clause 1.9 and which, the company/ies included in Family Business shall disclose prominently as a note to the shareholding pattern filed for the quarter ending March 31 each year, under regulation 31 of the SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015.

PART VII - PROVISIONS REGARDING TRUSTEES – NUMBER, SUCCESSOR, ADDITIONAL / NEW, RESIGNATION, REMOVAL

33. **NUMBER OF TRUSTEES:** The Trust shall comprise of a minimum of 2 (Two) individual Trustees and not more than seven (07) Trustees. (1) Mr. G. V. Prasad, and, (2) Mrs. G. Anuradha shall be the "**First Trustees**" of the Trust.

    (a) Mr. G. V. Prasad shall act as the Managing Trustee & Chairperson of the Trust and shall have the veto right on all decisions of the Trust. After the lifetime of Mr. G. V. Prasad or his inability to continue as Managing Trustee of the Trust as envisaged herein, Mrs. G. Anuradha shall be the successor Managing Trustee & Chairperson of the Trust.

    (b) Mr. G. V. Prasad and Mrs. G. Anuradha shall not be liable to be removed as Trustees and shall continue to be the Trustees till his/her lifetime or subject to his/her being competent to contract or till he/she resigns on his/her own volition.

    (c) After Mr. G. V. Prasad and Mrs. G. Anuradha ceasing to be a Trustee of the Trust for any reason whatsoever, there shall be no Managing Trustee / Chairperson of the Trust and all decisions shall be taken by Trustees by majority except the ones as under Schedule – II and Schedule – III to this Trust Deed.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

PROVIDED that the minimum / maximum Trustees shall collectively include the existing, successor and additional/new Trustees, if any, of the Trust.

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

It is being specified that all new Trustees to be appointed whether as additional or successor Trustee(s) shall be the immediate relatives or lineal descendants of the Trustee(s) and/or the Beneficiaries under this Trust Deed.

34. ADDITIONAL/NEW TRUSTEES: The Trustees may appoint such number of additional trustees as they may deem fit. The Trustees shall proceed to appoint the said person as Trustee on receipt of the persons' acceptance.

35. SUCCESSOR TRUSTEE(S):

(a) Mr. G. V. Prasad and Mrs. G. Anuradha may appoint/nominate a successor Trustee during their lifetime.

(b) In the event if both Mr. G. V. Prasad and/or Mrs. G. Anuradha cease to act as Trustees for any reason whatsoever, Ms. G. Vani Sanjana, Ms. G. Mallika and Mr. G. Sharathchandra shall be the successor Trustees of the Trust.

(c) The Successor Trustee(s) shall then also have the power to appoint/nominate such number of additional Trustee(s) along with the existing Trustee(s) as they deem fit subject to the total number of Trustees not exceeding the maximum number of Trustees as per Clause 33 above.

(d) In case no Trustees are appointed under this clause for any reason whatsoever, or the Trustees are unavailable/ incapable for reasons mentioned in in Clause 38 (a) (i) to (vii) the Beneficiaries shall appoint the Trustees of their choice by passing a resolution at a meeting of the Beneficiaries by majority decision.

36. RESIGNATION BY THE TRUSTEE(S):

The Trustees may resign his/their office, at any time, without assigning any reason and without being responsible for any costs occasioned by such resignation by giving 90 (ninety) days' notice in writing to the remaining Trustee(s) of his desire to do so. Such

RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 NOTARY APPOINTED &

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

resignation shall become effective after a period of 90 (ninety) days from the receipt of such letter by the other Trustees.

NOTWITHSTANDING the notice period as mentioned herein, the said notice period may be reduced/waived if agreed to by all the remaining Trustees.

37. REMOVAL OF THE TRUSTEE(S):

(a) Any Trustee may be liable to be removed from office on grounds of breach of trust such as fraud, wilful misconduct or gross negligence subject to rules of natural justice by majority of the other Trustees.

(b) A Trustee (except Mr. G. V. Prasad, Mrs. G. Anuradha, Ms. G. Vani Sanjana, Ms. G. Mallika and Mr. G. Sharathchandra) may be removed from the office of the Trust by the Managing Trustee of the Trust and in the absence of a Managing Trustee of the Trust, by the unanimous consent of the adult Beneficiaries of the Trust without assigning any reasons whatsoever.

(c) Removal of a Trustee(s) shall be effected by the other Trustee(s) or the adult Beneficiaries based on the above and which will be considered as a discharge of Trustee under this Trust Deed.

NOTWITHSTANDING the above, Mr. G. V. Prasad, Mrs. G. Anuradha, Ms. G. Vani Sanjana, Ms. G. Mallika and Mr. G. Sharathchandra shall not be liable to be removed as Trustees, under any circumstances.

38. VACATION OF OFFICE AS TRUSTEE:

The Trustee(s) will vacate their office as under-

(a) In case of an Individual:

(i) the person(s) appointed to officiate as Trustee is found to be of unsound mind by a Court of competent jurisdiction;

(ii) he applies to be adjudicated an insolvent;

M. RAMI Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

(iii) he is adjudged insolvent;

(iv) he is convicted of an offence involving moral turpitude;

(v) he refuses to act, becomes unfit or incapable of acting or suffers a Disability;

(vi) he resigns as Trustee or dies.

(vii) he is declared an Excluded Person in terms of the Trust Deed.

Upon the occurrence of any such disqualification, the concerned Trustees shall be deemed to have automatically vacated office.

If the office of the Trustee is vacated as contemplated herein, until such time as the vacancy(ies) are filled, the Trustee shall be entitled to exercise all the powers vested in the Trustees and the execution of the Trust declared and during such period the provisions of this Trust Deed shall govern the remaining Trustees so far as the same are applicable.

39. **TRANSFER BY OUTGOING TRUSTEE**: An outgoing Trustee of this Trust shall execute and do or make all such transfers or other documents, acts or things as may be necessary for vesting the Trust Fund in the new or continuing trustee or trustees of this Trust or placing it under their control and shall be bound and entitled to assume that any new Trustee(s) of this Trust is/are proper persons to have been appointed.

40. **SURVIVAL OF TRUST**: On the death or resignation of any Trustee, or his ceasing to be a Trustee, the Trust Fund shall vest in the surviving or continuing or new Trustee and the Trust shall continue.

41. **TRANSFER TO NEW TRUSTEE**: On the appointment of any new Trustee, the Trust Fund, which for the time being is vested in the surviving or continuing Trustees, shall with all convenient dispatch be conveyed and transferred unto the new Trustee so as to legally vest the Trust Fund in such new Trustees solely or jointly with the surviving or continuing Trustees, as the case may require.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

42. **INTIMATION TO SEBI:** NOTWITHSTANDING anything mentioned hereinabove, any change in the Trustees / Beneficiaries and any change in ownership or control of shares or voting rights held by Trust shall be disclosed within 2 days to the concerned stock exchanges with a copy endorsed to SEBI for its record;

PART VIII – MEETINGS, QUORUM, MINUTES

43. **MEETINGS**: The Trustees/officials of the Trust may meet as often as may be necessary for the satisfactory conduct of the affairs of the Trust.

44. **PLACE OF MEETINGS**: All meetings of the Trustees/officials of the Trustee shall be held at such venues as may be mutually decided by the Trustees and through such medium e.g. concall or video conference call, as mutually decided by the Trustees.

45. **NOTICE OF MEETINGS**: Notice of every meeting of the Trustees shall be issued only under the hand of the designated Trustee or any other Trustee, so authorised and delivered or sent to each of the Trustee at his address at least three (03) clear days prior to the meeting or such shorter notice with the consent of all the Trustees. Non-receipt of notice shall not invalidate the proceedings of a meeting of the Trustees.

46. **QUORUM & VOTING**:

a) A meeting of the Trustees at which a quorum is present shall be competent to exercise all or any of the powers, authorities and discretions by or under the said Trust, vested in the Trustees or otherwise exercisable by them. No quorum shall be complete without the presence of the Managing Trustee and Chairperson unless the Managing Trustee and Chairperson seeks leave of absence from the meeting and requests other Trustee(s) to hold the meeting.

b) No quorum shall be deemed to be constituted at any meeting of the Trustee(s), unless all the Trustee(s) are present for such matters as listed in Schedule IV. Such matters shall be decided by unanimous consent of the Trustee(s).

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	[signature]

c) No quorum shall be deemed to be constituted at any meeting of the Trustee(s), unless three-fourth (3/4th) of the Trustees are present for any matter affecting the rights and interest of the Beneficiaries as listed in Schedule III. Such matters shall be decided by passing a Special Resolution. The items in Schedule III may be amended by the Trustees by unanimous consent.

d) The quorum for any meeting of the Trustees for any other matter shall be more than 50% of all Trustees with such matters being passed by a Simple Resolution.

e) The Managing Trustee shall have a veto right on all the decisions of the Trust. In case of a deadlock (when there is no Managing Trustee of the trust), the Trustees shall keep the said issue in abeyance for a period of 30 days during which period, the Trustees shall endeavour to resolve the matter through consensus of Trustees.

f) In the event that in a meeting there is lack of required quorum, the meeting shall stand adjourned to the same time, same place on the same day of the immediately next week unless the date is not a working day in which case the meeting shall be held at the next working day of that week unless otherwise decided by the Trustees present at the meeting.

47. DECISION BY VIDEO / TELECONFERENCING: A meeting of the Trustees may also be held by video or tele conferencing or circular resolution as the Trustees may decide. All questions arising at a meeting of the Trustees shall be decided in accordance with the quorum and voting fixed as per Clause 46 hereinabove. However, no Trustee shall abstain without a reasonable cause and notice from voting on any matters where such abstinence causes absence of the required quorum.

48. MINUTES OF THE MEETING: The Trustees shall cause to keep minutes of the proceedings of every Meeting and of every circular resolution passed by the Trustees.

a) The minutes of a Meeting or a circular resolution shall be read at the next Meeting and when confirmed shall be signed by the Trustees.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

b) The Secretary or the designated Trustee of the Trust shall keep minutes of proceedings of every Meeting and of every circular resolution passed by the Trustees.

c) All minutes of meetings and resolutions shall be maintained at the office of the Trust or at such other place as the Trustees may decide. The Secretary or the designated Trustee, as the case may be, shall provide access to such records at the office of the Trust during business hours on normal working days as may be decided by the Trustees from time to time.

49. MINUTES TO BE EVIDENCED: The Minutes of a Meeting or a circular resolution passed by the Trustee(s) shall, for all purposes whatsoever, be *prima facie* evidence of the resolutions recorded therein and the actual and regular occurrence of the proceedings recorded therein and the regularity of the Meeting. Any matter may be determined by a resolution passed without a meeting if evidenced in writing and signed by the Trustees of the Trust and such resolution shall be valid and effectual as a resolution duly passed at a meeting of the Trustee(s), called and held in accordance with the provisions herein contained.

PART IX – LIABILITY AND INDEMNITY

50. TRUSTEES LIABILITY:

(a) Except as for clause (f) hereinbelow, the Trustees shall not be made liable for any more monies than shall have actually come into their hands or for the failure of any bank, company, firm or corporation or for the dishonesty of any clerk or servant or attorney or other person with whom any part of the Trust Fund/Income may be deposited or be placed in charge or be liable for any acts or defaults other than their own immediate and respective willful acts, deeds and defaults.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.27/46/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

(b) Except as for clause (f) hereinbelow, the Trustees shall not be bound to supervise the action of such persons acting as advisors such as bankers, accountants, brokers, lawyers, professionals, consultants or other experts or verify the advice or information received from them.

(c) Except as for clause (f) hereinbelow, the Trustees shall not be liable for anything done *bonafide* or omitted to be done or suffered in reliance upon such advice or information, nor be responsible for any loss occasioned by so acting, nor for the consequences of any *bonafide* mistake, oversight or error of judgement on the part of such advisors as mentioned in (b) hereinabove.

(d) Except as for clause (f) hereinbelow, the Trustees shall not be liable for any loss suffered by the Trust on account of any error of *bonafide* judgment on its part in relation to the execution of its duties as Trustees unless the same was caused by a willful act or omission on the part of the Trustees.

(e) Except as for clause (f) hereinbelow, the Trustees shall not be personally liable for any tax liability under the Income Tax Act and/or any other applicable law (including all losses, costs, fees, fines, penalties, taxes, duties and other expenses including legal costs) arising in respect of or relating to any of the Trust Corpus or any tax liability of the Beneficiary(ies) arising pursuant to this Trust.

(f) Notwithstanding what is contained hereinabove, as long as any Shares or Securities comprising the Trust Fund comprise of any direct or indirect shareholding in any listed entities, there shall not be any limitation of liability on the Trustees/Beneficiaries in relation to the provisions of the SEBI Act and all Regulations framed thereunder.

(g) The liabilities and obligations of the Settlor and/or any contributors (individual transferors) under the SEBI Act and the Regulations framed thereunder will not change or get diluted due to the transfer of shares being direct or indirect holding of any listed entity comprising of the Trust Fund.

M. RAMA Appointed By the Govt. of T.S. REGISTERED No.27-46/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	[signature]

51. INDEMNITY OF THE TRUSTEES:

(a) The Trustees shall be indemnified out of the Trust Fund in respect of any loss, cost or expense (including legal expenses) suffered by him in connection with his/it acting in good faith as Trustees hereof, except where such loss is incurred as a result of his own willful default or breach.

(b) Unless adjudicated, the Trustees shall not at any time be held responsible for any act of any impropriety or misfeasance as regards the activities of the Trust and shall be entitled to reimbursement of all costs and expenses (including legal expenses) from the Trust Fund in the event of any proceeding being taken by or against them in any manner or in any forum by any person in connection to this Trust.

(c) In the event of a breach by any Beneficiary of any covenant or agreement with or undertaking given to the Trustees, such Beneficiary shall indemnify and hold harmless the Trustees to the extent of any and all damages (including all losses, costs, fees, fines, penalties, taxes, cesses, duties and other expenses including legal costs) resulting from or consequent upon or relating to such breach.

(d) In the event of any legal action taken by the Guardian of the Beneficiary, the Trustee(s) shall stand indemnified and shall be held harmless to the extent of any and all damages (including all losses, costs, fees, fines, penalties, taxes, cesses, duties and other expenses including legal costs) in the event of the Trustee(s) not being held negligent under the Terms of the Trust Deed.

(e) The indemnities, protections and exculpations hereby granted shall extend to each current and former Trustee or director, officer or employee of any Trustee and in favour of any director, officer employed or otherwise provided by the Trustee in respect of this Trust.

(f) None of the Trustees, nor any Director, Officer, nominee, agent or employee of a Trustee shall be accountable for any reasonable remuneration or other reasonable benefit gained as a director, officer, nominee, agent, employee or adviser of any company, body or firm in any way connected with the Trust Fund notwithstanding

M. RAM Appointed By the Govt. of T.S. REGISTERED No.2746 APPOINTED NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

that his situation or office may have been obtained or may be held or retained in right or by means or by reason of his position as one of the Trustees hereof or of any shares, stock, property, rights or powers whatsoever belonging to or connected with the Trust Fund.

PART IX – LETTER OF ADHERENCE FOR BENEFICIARY

52. Each adult Beneficiary being competent to contract shall be required to sign a letter of adherence ("Letter of Adherence for Beneficiary") in the format set out in Schedule - IV as amended by the Trustees from time to time.

53. For a Beneficiary who is a minor or is not competent to contract (as the case may be), the Letter of Adherence shall be signed and executed by his natural, appointed or legal guardian.

54. Any Beneficiary shall not be entitled to receive any distribution from the Trust Fund unless he signs, executes and delivers the Letter of Adherence for Beneficiary or the same is signed, executed and delivered on his behalf by his natural, appointed or legal guardian.

PART X- OBLIGATIONS OF THE BENEFICIARY

55. The obligations of the Beneficiary are as under:

(a) The Beneficiary shall co-operate with the Trustees as may be required from time to time, to ensure that the intentions of the Settlor(s) are specifically given effect to and the objects of the Trust are carried out by the Trustees in the intended manner.

(b) The Beneficiary shall not interfere with or object to the acts lawfully undertaken by the Trustees for fulfilling their duties, as more particularly set out in this Trust Deed, in the course of the administration of the Trust.

(c) Subject to Applicable Laws, no interest (or any part thereof) which any Beneficiary may have or be deemed to have under this Trust Deed shall be subject or subjected

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

to any Encumbrance, sale, or transfer by the Beneficiary, nor shall the income or principal from this Trust Deed be liable for any debt of any Beneficiary or be subject to any judgment rendered against any Beneficiary or to the process of any court in aid of execution of any judgment so rendered.

(d) The Beneficiary shall not be entitled to encumber, sell, transfer, or create any third-party rights, whether directly or indirectly, on their beneficial interest in the Trust fund to any extent and in any manner whatsoever.

(e) The Beneficiary shall at all times adhere to the terms of the Trust Deed and maintain confidentiality in respect thereof at all times.

PART XI – LAWS AND GOVERNING JURISDICTION

56. This Trust has been established under the provisions of the Indian Trust Act, 1882 and the competent courts in India wherein the office of the Trust is situated (currently Hyderabad), shall have the exclusive jurisdiction to decide any question regarding interpretation and construction of this Trust and / or administration and management of the Trust and any other related matters.

All the parties hereby irrevocably agree to submit to the exclusive jurisdiction of such Courts. Indian laws shall constitute the proper law of this Trust.

57. SEBI Provisions

The provisions of the SEBI Act and the Regulations framed thereunder including SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017, including any amendments made thereto from time to time by SEBI are adopted in this Trust on the basis that it is a promoter group entity and will apply on the basis that the ownership or control of shares or voting rights vests not only directly with the Trustees but also indirectly with the beneficiaries.

M. RAM Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

Any change in the Trustees / Beneficiaries and any change in ownership or control of Shares or voting rights held by Trust shall be disclosed within 2 days to the concerned stock exchanges with a copy endorsed to SEBI for its record.

PART XII - MISCELLANEOUS

58. **DISPUTE RESOLUTION**: In the event of disputes, differences, claims and questions between the Trustees or between the Trustees and any of the Beneficiary hereto arising out of this Deed or in any way relating hereto or any term, condition or provision herein mentioned or the construction or interpretation thereof or otherwise in relation hereto, the decision of Mr. G. V. Prasad shall be final, and after his Disability/death, the decision of Mrs. G. Anuradha, shall be final and binding.

Post the lifetime or Disability of both Mr. G. V. Prasad and Mrs. G. Anuradha, if there are any disputes, the parties concerned shall first endeavour to settle such differences, disputes, claims or questions by mutual understanding. Based on the discussion the parties shall thereafter reach a consensus on any matter which is unresolved.

If the parties are unable to reach a consensus or if there be any difference of opinion on any matter amongst the Trustees, then they shall approach / take guidance from Mr. Birudavolu Gautam (cousin brother of the Settlor – Mr. G. V. Prasad) to achieve common ground and decision making.

Only thereafter shall the parties' then consent to a single, consolidated mediation for all disputes that may at the time exist. The parties shall mutually agree to appoint a mediator(s) with regards to the disputes and thereafter arrive at a consensus.

59. **SEVERABILITY**: Each and every obligation/clause under this Trust Deed shall be treated as a separate obligation/clause and shall be severally enforceable as such in the event of any obligation or obligations/clause being or becoming unenforceable in whole

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

or in part. To the extent that any provision or provisions of this deed are unenforceable they shall be deemed to be deleted from this deed and such deletion shall not affect the enforceability of the remainder of this deed not so deleted provided the fundamental terms of this deed are not altered.

60. COUNTER PARTS: LEFT BLANK INTENTIONALLY

THE REMAINDER OF THE PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

M. RAMU
Appointed By the Govt. of T.S.
REGISTERED
No.2746/11
APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
		G. Anuradha

IN WITNESS WHEREOF the Settlor(s) and the Trustees have hereunto set and subscribed their respective hands the day and year first hereinabove written.

SIGNED AND DELIVERED

By the withinnamed "SETTLOR"

MR. GUNUPATI VENKATESWARA PRASAD

(Signature)

SIGNED AND DELIVERED

By the within named "TRUSTEE"

MR. GUNUPATI VENKATESWARA PRASAD

(Signature)

SIGNED AND DELIVERED

By the within named "TRUSTEE"

MRS. G. ANURADHA

G. Anuradha

(Signature)

WITNESS 1:		**WITNESS 2:**	
Signature:		Signature:	
Name:	L.C. HUSSAIN REDDY	Name:	ARUN DUBEY
Address:	FLAT NO. 402 SRAVYA RESIDENCY SREERAMNAGAR KONDAPUR. HYDERABAD	Address:	FLAT NO. 3071 TOWER-3 PRESTIGE IVY LEAGUE KONDAPUR, HYDERABAD TELANGANA STATE-500084
Phone:	9440148671	Phone:	9769073555
Email:	hussainrlc@drreddys.com	Email:	arun@zenfold.in
PAN:	ACHPL3794M	PAN:	ALZPD4066B

M. KAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

SCHEDULE - I

Indicative list of items to declare a person as an Excluded Person

1. If a Beneficiary has been convicted of a criminal offence which has brought disrepute to the family either in India or abroad.

2. If a Beneficiary who has been found guilty of committing any offence involving moral turpitude or has indulged in any activity involving gross professional or serious ethical misconduct, or has committed material financial dishonesty; and where such actions have brought the family into serious disrepute;

3. Any Beneficiary who has been addicted to the consumption of narcotic and hallucinogenic substances, or towards the excessive consumption of alcoholic and intoxicating substances, for a continuous period of 3 (Three) years, and in the reasonably considered opinion of the Trustee and Majority of the Beneficiaries supported by a written certificate signed by 1 (One) specialist medical practitioner (qualified under and applying the law either of the individual practitioner (qualified residence) recommending the rehabilitation of such Person and also that such Person be sent to a rehabilitation center/clinic/institution.

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

REGISTERED No.2746/11 APPOINTED & NOTARY

SCHEDULE - II

Indicative list of items which require votes by Special Resolution of the Trustees:

1. Making fresh investments in Family Business in excess of ₹1,00,00,000 (Indian Rupees One Crore) or up to 5% of total Trust Corpus, whichever is lower, or such amount as deemed appropriate by the Trustees.

2. Entering into agreements to let out the Trust Properties and earn rental/lease income.

3. Provide consent to appointment of proxies for voting of shares which deals with any variation of shareholder rights.

4. To distribute funds from the Income to the Beneficiaries.

5. To make loans to Beneficiaries on such terms and conditions as deemed appropriate by the Trustees.

6. Making of additions in and deletions from the Register of Beneficiaries.

M. RAMU
Appointed By the Govt. of T.S.
REGISTERED
No.2746/11
APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
		G. Anuradha

SCHEDULE - III

Indicative list of items which require votes by Unanimous Consent:

"Unanimous Consent" shall mean 100% percent of those votes required to pass such matters as may be decided by the Trustees from time to time. Unless specified otherwise herein, such 'Unanimous Consent' shall mean 100% vote of the Trustees.

1. All matters relating to declaration of Exclusion/Inclusion/Exit of a Beneficiary.
2. Distribution out of the Corpus of the Trust
3. Voting on any matter concerning shares which form part of Family Business including participation in a rights issue.
4. Sale of the Family Business or a part thereof by the GVP Family Trust: In such an event, the Trustees shall offer a first right of refusal (ROFR) to the VSD Family Trust. In case the VSD Family Trust does not exercise its ROFR, and GVP Family Trust' decides to sell its stake in the Family Business to an outside shareholder, the VSD Family Trust shall be entitled to exercise a 'tag along right' alongwith the Trust'. Similarly, in the event the VSD Family Trust offers to sell their stake in the Family Business to an outside shareholder after the ROFR rights of GVP Family Trust' have lapsed, the Trustees shall be entitled to exercise its tag along right. Further, any such transaction shall be done in compliance with SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017 and any other SEBI and/or stock exchange regulations in force including SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015 as amended from time to time.
5. Early Termination of the Trust as under clause 1.24 above
6. Compromising or making settlements of claims in excess of INR 1 crore.
7. Any amendments to the Schedule I, II and III
8. Such matters as the Trustees may specify from time to time.

M. RAMU Appointed By the Govt. of T.S REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

SCHEDULE - IV

LETTER OF ADHERENCE FOR BENEFICIARY

STRICTLY CONFIDENTIAL

To,

The Trustees of the GVP FAMILY TRUST,
8-2-579/A/1/2, Road No. 8, Khairatabad,
Banjara Hills S.O. Hyderabad 500034,
Telangana, India

Re: Letter of Adherence for Beneficiary, in relation to the GVP FAMILY TRUST

Dear Sirs,

I *[insert name]*, age *[insert age]* years, *[daughter/son/wife]* of *[insert name]* and resident at *[insert residential address]*, am a Beneficiary under, and therefore have interest in the GVP FAMILY TRUST (the "Trust") which has been settled by Mr. G. V. Prasad vide the Trust Deed dated ________________ (the "Trust Deed").

Any capitalised terms used in this Letter of Adherence but not defined herein shall have the same meaning as set out in the Trust Deed.

I hereby acknowledge that I have received a copy, of read and fully understood the Trust Deed. Further, I hereby unconditionally and willingly accept all the terms and conditions of the Trust Deed and agree and undertake to be bound by all the provisions of the said Trust Deed (together with any amendments thereto from time to time in accordance with the Trust Deed) and to abide by the same. I agree and undertake that all the provisions of the Trust Deed (together with any amendments made therein from time to time in accordance with the Trust Deed) shall be binding and applicable to me.

I hereby agree that any dispute arising out of or in connection with or as a consequence of the Trust Deed shall, if any other method of dispute resolution as provided under the Trust Deed is not successful, be referred to mediation/ arbitration on the terms set forth in the Trust Deed.

M. RAMU
Appointed By the Govt. of T.S.
REGISTERED No.2746/11
APPOINTED & NOTARY

I declare that this Letter of Adherence for Beneficiary has been executed by me out of my own free will and without any coercion or undue influence having been brought to bear on me. I further declare that I consider this Letter of Adherence to be in my best interest.

(Signature of Beneficiary)

Name: Place:
Address: Date:

Accepted by and on behalf of the **GVP FAMILY TRUST**

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha

SCHEDULE – V

SEBI CORE PROVISIONS

As per schedule of SEBI Circular No. SEBI/HO/CFD/DCR1/CIR/P/2017/131 dated 22nd December 2017, the below mentioned provisions including any amendments made thereto from time to time by SEBI are adopted in this Trust Deed and shall be an integral part of this Deed and shall over-ride any other provision contained in this Deed if the same is deemed to be in contradiction with these provisions:

i. The Trust is in substance, only a mirror image of the promoters' holdings and consequently, there is no change of ownership or control of the shares or voting rights in the target company.

ii. Only individual promoters or their immediate relatives or lineal descendants are Trustees and beneficiaries.

iii. The beneficial interest of the beneficiaries of the Trust has not been and will not in the future, be transferred, assigned or encumbered in any manner including by way of pledge/mortgage.

iv. In case of dissolution of the Trust, the assets will be distributed only to the beneficiaries of the Trust or to their legal heirs.

v. The Trustees will not be entitled to transfer or delegate any of their powers to any person other than one or more of themselves.

vi. Any change in the trustees / beneficiaries and any change in ownership or control of shares or voting rights held by Trust shall be disclosed within 2 days to the concerned stock exchanges with a copy endorsed to SEBI for its record.

vii. As far as the provisions of the SEBI Act and the regulations framed thereunder are concerned the ownership or control of shares or voting rights will be treated as vesting not only with the Trustees but also indirectly with the beneficiaries.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	G. Anuradha [signature]

viii. The liabilities and obligations of individual transferors under the SEBI Act and the regulations framed thereunder will not change or get diluted due to transfers to the Trust.

ix. The Trust shall confirm, on an annual basis, that it is in compliance with the exemption order passed by SEBI. The said confirmation shall be furnished to the company which it shall disclose prominently as a note to the shareholding pattern filed for the quarter ending March 31 each year, under regulation 31 of the SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015.

x. The Trust shall get its compliance status certified from an independent auditor annually and furnish the certificate to the Stock Exchanges for public disclosure with a copy endorsed to SEBI for its records.

xi. The proposed acquisition is in accordance with the provisions of the Companies Act, 2013 and other applicable laws.

xii. The transferors are disclosed as promoters in the shareholding pattern filed with the Stock Exchanges for a period of at least 3 years prior to transfer (except for holding on account of inheritance);

xiii. There is no layering in terms of trustees / beneficiaries in case of Trusts.

xiv. The Trust Deed does not contain any limitation of liability of the trustees / beneficiaries in relation to the provisions of the SEBI Act and all regulations framed thereunder.

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

Settlor Mr. G. V. Prasad	Trustee Mr. G. V. Prasad	Trustee Mrs. G. Anuradha
[signature]	[signature]	[signature]

FIRST AMENDMENT TO THE TRUST DEED OF GVP FAMILY TRUST

AMENDMENT DEED TO THE DEED OF TRUST

THIS **AMENDMENT DEED TO THE DEED OF TRUST** ("**First Amendment Deed**") is executed on this 15th day of November, 2023 and is to be effective immediately on its execution by the Parties ("**Effective Date**").

BY AND AMONGST

MR. GUNUPATI VENKATESWARA PRASAD, s/o Late Sri. Gunupati Harischandra Reddy, Indian National, Hindu by religion, residing at [redacted] Hereinafter referred to as the "**Settlor**" of the **First Part**.

AND

(1) **MR. GUNUPATI VENKATESWARA PRASAD ("Mr. G. V. Prasad")**, s/o Late Sri. Gunupati Harishchandra Reddy, Indian National, Hindu by religion, residing at [redacted] and

(2) **MRS. G. ANURADHA**, w/o Mr. Gunupati Venkateswara Prasad, Indian National, Hindu by religion, residing at [redacted].

Hereinafter collectively referred to as the "**Trustees**" (which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include the Trustee or Trustees for the time being of the Trust

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

hereby created and their successor(s), or administrator(s) of the last survivor) of the **Second Part**.

Each Settlor and each of the Trustees are hereinafter referred to individually as "**Party**" and collectively as the "**Parties**".

WHEREAS:

(A) The Settlor had *vide* a trust deed dated 19th July, 2023 established an Irrevocable Discretionary Private Trust called **'GVP FAMILY TRUST'** ("**Trust**") for the benefit of the Beneficiaries as more particularly mentioned in the Trust Deed.

(B) To avoid disputes that may arise in future in the provisions of the Trust Deed and/or amongst the parties to the Trust, the Settlor proposed to remove:

a) Serendipity Family Trust in which Ms. G. Vani Sanjana and/or her Lineal Descendants are Beneficiaries,

b) Malli G Family Trust in which Ms. G. Mallika and/or her Lineal Descendants are Beneficiaries and,

c) SRG Family Trust in which Mr. G. Sharathchandra and/or his Lineal Descendants are Beneficiaries,

as the beneficiaries and make amendment to the Trust Deed, which amendment the existing adult Beneficiaries have consented to vide their consent letters dated 9th November, 2023.

(C) In order to effectuate the same and *vide* special resolutions of the Trust dated 15th November, 2023, in order to acknowledge and approve the removal of a) Serendipity Family Trust in which Ms. G. Vani Sanjana and/or her Lineal Descendants are Beneficiaries, b) Malli G Family Trust in which Ms. G. Mallika and/or her Lineal Descendants are Beneficiaries

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

and c) SRG Family Trust in which Mr. G. Sharathchandra and/or his Lineal Descendants are Beneficiaries as the beneficiaries, the existing Trustees have agreed to further amend the Trust Deed through this First Amendment Deed to include / amend the Trust Deed in the manner provided below.

(D) Accordingly, the Parties have agreed to set out the terms of such amendment in this First Amendment Deed.

NOW THEREFORE THIS FIRST AMENDMENT DEED ACCORDINGLY WITNESSETH AND IT IS HEREBY AGREED AND DECLARED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. DEFINITIONS

Unless otherwise defined, capitalised terms in this First Amendment Deed, shall have the meanings given to them in the Trust Deed including any amendments thereto.

2. AMENDMENTS TO THE DEED OF TRUST

The Trust Deed hereby stands amended on the Effective Date, as follows:

2.1. The Parties have mutually agreed and consented to, substitute, replace and amend in entirety, by way of this First Amendment Deed, Clause 1.2 of the Trust Deed, as set out below:

a) Mrs. G. Anuradha,

b) Ms. G. Vani Sanjana and her Lineal Descendants

c) Ms. G. Mallika and her Lineal Descendants

d) Mr. G. Sharathchandra and his Lineal Descendants

M. RAMU Appointed By the Govt. of T.S. REGISTERED No.2746/11 APPOINTED & NOTARY

2.2. The Parties have mutually agreed and consented to, delete in entirety, by way of this First Amendment Deed, Clause 9(a) of the Trust Deed.

2.3. The Parties have mutually agreed and consented to remove a) Serendipity Family Trust in which Ms. G. Vani Sanjana and/or her Lineal Descendants are Beneficiaries, b) Malli G Family Trust in which Ms. G. Mallika and/or her Lineal Descendants are Beneficiaries and c) SRG Family Trust in which Mr. G. Sharathchandra and/or his Lineal Descendants are Beneficiaries, as the beneficiaries.

3. CONTINUATION AND INCORPORATION OF TERMS

3.1 Save as specified in this First Amendment Deed, all terms, conditions, covenants and provisions contained in the Trust Deed including any amendments made thereto (including all rights, benefits and privileges of the Parties thereunder) shall remain unchanged and in full force and effect and binding on the respective Parties thereto.

3.2 Save as specified in this First Amendment Deed, all other clauses of the Trust Deed including any amendments made thereto shall be incorporated into this First Amendment Deed as if set out in full herein.

3.3 All other provisions of the Trust Deed shall remain the same and this First Amendment Deed shall be read in conjunction with the Trust Deed.

4. GOVERNING LAW

This First Amendment Deed is governed by Indian law.

IN WITNESS WHEREOF the Parties hereto have caused this Amendment Deed to be executed and subscribed their respective hands the day and year first hereinabove written.

SIGNED AND DELIVERED

By the within named **"SETTLOR"**

MR. GUNUPATI VENKATESWARA PRASAD ______________

(Signature)

SIGNED AND DELIVERED

By the within named **"TRUSTEE"**

MR. GUNUPATI VENKATESWARA PRASAD ______________

(Signature)

SIGNED AND DELIVERED

By the within named **"TRUSTEE"**

MRS. G. ANURADHA ______________

(Signature)